EXHIBIT 99.1

Tamino has been invited by Mexican Investors to list in -SIC- of the Mexican Stock Exchange

MONTREAL, Oct. 23, 2019 (GLOBE NEWSWIRE) -- Tamino Minerals ("Tamino" or the "Company") (OTC Markets: TINO), Mr. Pedro Villagran-Garcia, President & CEO, is pleased to confirm as mentioned before that it has a Property of Merit, or exploration target. And as mentioned before, Tamino has prepared a Geological Report on its El Volcan Property.  We have a summary of this report on our website. Furthermore, the company will also be ready with it’s NI 43-101 Report soon once we present a Registration Statement to the SEC and the company becomes fully reporting. Meaning it has great potential for economical mineable amounts of precious metals such as gold and silver and certified by top geologists.

Tamino Minerals (TINO) may have a solution to advance their exploration project. The company is working on the process of being added to the Mexican Stock Exchange. Big things are afloat, and the company is seeking the support of major shareholders.

Tamino has sought out a potential solution to combat its shortage of investment capital and move forward with its various activities in Mexico, including its mining project in the rich and prolific gold mining area of Sonora, Mexico. The company has had the encouraging opportunity recently to list on the Mexican Stock Exchange. If they can achieve a listing on the International Quotation System, it will open Tamino up for two things. One, a better resolve in communications with the Mexican government, and two, an ability to receive investment capital that would reflect in their native market in the OTC. Being on this countries exchange has the potential to bring much more awareness and exposure to the company and its activities especially through new buying and investment opportunities and through international news.

The Mexican Stock Exchange -BMV- is the countries only full-service securities exchange and Latin America’s second largest stock exchange, other than Brazil. There are approximately 148 companies in total on the exchange and approximately 227 companies listed in this quotation service which represent 20 Countries, 182 are stock of renowned names such as Coca-Cola, Starbucks, Walmart, Google, Nestle, Yahoo, American Express, Deutsche Bank, among others. 45 of the listed are ETF’s or iShares, bundles of stock that are bought and sold in Mexico as a single entity with the objective being mimic the movement of an index, industry or commodity, debt instrument or a specified market.

The Mexican Stock Exchange has an aggregate market capitalization of approximately $398.68 billion this year and its ranked 26th Worldwide. The Market Capitalization over Mexico’s GDP is 30.4%

Mexico is ranked number 14th. In the world in world’s GDP with $1.33 Trillion USD and its ranked number 11th in world Population with 112.47 Million human beings.

We will inform you of ongoing developments regarding our listing on the Mexican Stock Exchange and projects in Mexico as they occur. Please watch the following video: http://bit.ly/2PdKGRE

Check us out on Twitter at Tamino Minerals Inc. www.twitter.com/taminominerals Facebook www.facebook.com/taminominerals Instagram www.instagram.com/taminominerals Linkedin www.linkedin.com/company/taminominerals Youtube http://bit.ly/33nPS9n

The website has integrated several tools, like for example a Newsletter and other features to get to know better our audience and assist the shareholders by allowing to make a better assessment of their investment in the company. We encourage our shareholders to subscribe to our newsletter filling out the form within the investor relations section.

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TAMINO MINERALS, INC.
TAMINO MINERALS INC. is exploring for high-grade gold deposits within a prolific gold producing geologic state, Sonora. Examples like the Herradura, El Chanate, Mulatos, La India and La Colorada, all projects in Sonora have economic minable amounts of gold and are located close to our projects.

On behalf of the Board,

Pedro Villagran-Garcia, President & CEO
Tamino Minerals, Inc.

For further information, please contact the Company at 1-438-988-1479 or by email at info@taminominerals.ca

Forward Looking Statements
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

Montreal, QC
Tel: 1-438-988-1479
Email: info@taminominerals.ca
Website: www.taminominerals.ca